SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 10, 2003
                                                       (December 10, 2003)


                               GSI Lumonics Inc.
              -------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


New Brunswick, Canada             000-25705                98-0110412
------------------------------------------------------------------------------
(State or Other                   (Commission              (IRS Employer
Jurisdiction of                   File Number)             Identification No.)
Incorporation)


39 Manning Road, Billerica, Massachusetts                          01821
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's Telephone Number, including area code (978) 439-5511
                                                          --------------


                                      N/A
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

         On December 10, 2003, GSI Lumonics Corporation completed the purchase of the whole of the issued share capital of Westwind Air Bearings Inc. from FR Holdings Inc. and GSI Lumonics Limited completed the purchase of the whole of the issued share capital of Westwind Air Bearings Limited from Cobham Plc and Lockman Investments Limited. Both GSI Lumonics Corporation and GSI Lumonics Limited are wholly owned subsidiaries of GSI Lumonics Inc. The purchase price was (British pound) 21,250,000 in cash. The amount of the consideration was determined through arm's length negotiations between the parties and was financed out of available cash and investments at hand. Both Westwind Air Bearings Limited and Westwind Air Bearings Inc. are involved in the design, manufacture and supply of products using air bearing technology.

         Copies of the sale and purchase agreement, dated December 10, 2003, relating to the above, and the press release are attached hereto as exhibits
2.1 and 99.1 respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

(a)      Financial Statements of Business Acquired. Not applicable.

(b)      Pro Forma Financial Information. Not applicable.

(c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit No.             Description
-------------           -----------
2.1 Agreement for the sale and purchase of the whole of the issued share capital of Westwind Air Bearings Limited and Westwind Air Bearings Inc. among Cobham plc, FR Holdings Inc., Lockman Investments Limited, GSI Lumonics Limited and GSI Lumonics, Corporation, dated December 10, 2003. GSI Lumonics Inc. agrees to furnish supplementally any omitted schedule to the Commission upon request.

99.1                  Press release issued by GSI Lumonics Inc., dated
                      December 10, 2003.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GSI Lumonics Inc.
                                         (Registrant)

                                         By:  /s/ Thomas R. Swain
                                             ---------------------------------
                                         Name:  Thomas R. Swain
                                         Title: Vice President of Finance and
                                                Chief Financial Officer

Dated: December 10, 2003


                                 EXHIBIT INDEX
                                 -------------

Exhibit
-------

2.1 Agreement for the sale and purchase of the whole of the issued share capital of Westwind Air Bearings Limited and Westwind Air Bearings Inc.

99.1                  Press release issued by GSI Lumonics Inc., dated
                      December 10, 2003.

                                                                   Exhibit 2.1

                                                                EXECUTION COPY



                          DATED    10 DECEMBER 2003







                                   COBHAM plc

                                     - and -

                                FR HOLDINGS INC.

                                     - and -

                           LOCKMAN INVESTMENTS LIMITED

                                     - and -

                              GSI LUMONICS LIMITED

                                     - and -

                            GSI LUMONICS, CORPORATION





          ------------------------------------------------------------

                                    AGREEMENT

                          for the sale and purchase of
                      the whole of the issued share capital
                      of Westwind Air Bearings Limited and
                           Westwind Air Bearings Inc.

          ------------------------------------------------------------

                                    CONTENTS
Clause                                                                  Page

1     INTERPRETATION.....................................................2
2     SALE AND PURCHASE OF THE SALE SHARES...............................5
3     CONSIDERATION......................................................5
4     SELLERS' WARRANTIES................................................5
5     LIMITATIONS OF LIABILITY...........................................7
6     PURCHASERS' WARRANTIES............................................10
7     TAX DEED..........................................................11
8     COMPLETION........................................................11
9     GUARANTEES AND LOAN ACCOUNTS......................................13
10    PROTECTIVE COVENANTS..............................................14
11    THE ESCROW........................................................15
12    ANNOUNCEMENTS AND CONFIDENTIALITY.................................17
13    INTEREST..........................................................18
14    NOTICES...........................................................18
15    RESOLUTIONS AND WAIVERS...........................................19
16    GENERAL...........................................................20
17    WHOLE AGREEMENT...................................................21
18    GOVERNING LAW.....................................................21
19    SELLERS' REPRESENTATIVE...........................................22

Schedule
1     SALES SHARES AND CONSIDERATION......................................
2     PARTICULARS OF THE COMPANIES........................................
3     PARTICULARS OF THE SUBSIDIARIES.....................................
4     PROPERTIES..........................................................
5     WARRANTIES..........................................................


Documents to accompany agreement:

(1)   Disclosure Letter
(2)   Tax Deed



                                       (i)

THIS AGREEMENT is made on           10 December 2003

BETWEEN:

(1) COBHAM plc, a company incorporated under the laws of England and Wales registered under number 30470, whose registered office is at Brook Road, Wimborne, Dorset BH21 2BJ, England ("Cobham");

(2) FR HOLDINGS, INC., a corporation incorporated under the laws of Delaware, USA with number 0912214 whose registered office is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA ("FRH");

(3) LOCKMAN INVESTMENTS LIMITED, a company incorporated under the laws of England and Wales registered under number 675211, whose registered office is at Brook Road, Wimborne, Dorset BH21 2BJ, England ("Lockman", and together with Cobham and FRH, the "Sellers");

(4) GSI LUMONICS LIMITED, a company incorporated under the laws of England and Wales registered under number 01041317 whose registered office is at Cosford Lane, Swift Valley, Rugby, Warwickshire CV21 1QN, England ("UK Purchaser"); and

(5) GSI LUMONICS, CORPORATION, a corporation incorporated under the laws of Michigan USA whose principal offices are at 39 Manning Road, Billerica, Massachusetts, MA 01821, USA (the "US Purchaser") and, together with the UK Purchaser, the "Purchasers").

WHEREAS:

(A) Westwind Air Bearings Limited ("Westwind UK") is a private company limited by shares short particulars of which are set out in Part A of
         Schedule 2 having an authorised capital of (British pound)25,890,225 and US$5,000 divided into 500,000 deferred shares of (British pound)1 each, 4,920,000 unclassified shares of (British pound)1 each, 8,693,225 9% non-redeemable cumulative preference shares of (British pound)1 each, 11,777,000 6.3% redeemable cumulative preference shares of (British pound)1 each and 500,000 ordinary shares of US$0.01 each of which 500,000 deferred shares, 11,777,000 6.3% redeemable cumulative preference shares and 25,000 ordinary shares have been issued fully paid or credited as fully paid ("Westwind UK Shares").

(B) Westwind Air Bearings Inc. ("Westwind US") is a corporation short particulars of which are set out in Part B of Schedule 2 having an authorised capital of US$10 divided into 1,000 shares of US$0.01 each 100 of which have been issued ("Westwind US Shares").

(C) Each of the Sellers wishes to sell the Sale Shares (as defined below) set opposite its name in Schedule 1 and the UK Purchaser wishes to purchase the Westwind UK Shares and the US Purchaser wishes to purchase the Westwind US Shares, in each case, on the terms set out in this agreement.

IT IS AGREED as follows:

1        INTERPRETATION

1.1      In this agreement:

         "Accounts" means the audited balance sheet as at the Accounts Date and audited profit and loss account for the period of 12 months ended on that date of each of the Group Companies (other than Westwind Air Bearings (Suzhou) Co., Ltd., and Westwind US) and in each case the notes, statements and directors' reports relating to them;

         "Accounts Date" means 31 December, 2002;

         "Business Day" means a day on which banks are open for business in London and New York (excluding Saturdays, Sundays and public holidays);

         "Claim" means any claim made by any of the Purchasers against any of the Sellers for breach of Warranty or under the Tax Deed;

         "Companies" means Westwind UK and Westwind US and "Company" means each or both of them (as the case may be);

         "Completion" means completion of the sale and purchase of the Sale Shares in accordance with clause 8;

         "Completion Date" means the date of this agreement;

         "Confidential Information" means business, technical, financial, operational, administrative, staff management, marketing and economic information relating primarily to the Group, the identities of customers and all other information of a secret and/or proprietary nature relating to the Group but shall not include such information relating to the Group which is in, or which comes into, the public domain or a party's possession other than as a result of (i) a breach of any obligations imposed by this agreement or (ii) a breach of any other duty of confidentiality relating to that information;

         "Consideration" means the aggregate consideration payable in respect of all of the Sale Shares;

         "Disclosure Letter" means the letter relating to the Warranties of the same date as this agreement from the Sellers' to the Purchasers, receipt of which has been acknowledged by the Purchasers;

         "Escrow Account" means the account in the joint names of Cobham and Westwind UK in which the Escrow Amount is held;

         "Escrow Amount" has the meaning given in clause 8.3(a);

         "Group Companies" means each of the Companies and the Subsidiaries and "Group Company" means any of them;

         "Group Loans" means any indebtedness by way of borrowing, including accrued interest thereon, between the Sellers' Group and the Group Companies;

         "Information Technology" means all material computer systems (including software and hardware) owned by or licensed to the Group Companies;

         "Intellectual Property Rights" means (i) copyright, patents, know-how, trade secrets, database rights, and rights in trade-marks and designs (whether registered or unregistered), (ii) applications for registration (including all corresponding foreign counterpart applications, re-issues, re-examinations, divisionals, continuations, continuations-in-part and extensions thereof) and the right to apply for registration, for any of the same, and (iii) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world;

         "Liens" means any liens, pledges, encumbrances, charges (fixed or floating), mortgages, third party claims, debentures, options, rights of pre-emption, rights to acquire, assignment by way of security, trust arrangement for the purpose of providing security or security interests of any kind, including retention arrangements or other encumbrances and any agreement to create the foregoing;

         "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

         "Properties" means properties specified in schedule 4 and "Property" means any of them and includes every part of each of them;

         "Purchasers' Group" means each of the Purchasers and their group undertakings (including each Group Company) at the date of this agreement;

         "Restricted Business" means the design, manufacture and supply of products and services using air bearing technology;

         "Sale Shares" means the Westwind UK Shares and the Westwind US Shares referred to in Schedule 1;

         "Sellers' Group" means the Sellers and their group undertakings (except the Group Companies) at the date of this agreement;

         "Sellers' Representative" means Cobham or any alternative representative from time to time notified to the Purchasers in accordance with this agreement;

         "Senior Employee" means an employee of any Group Company who is in receipt of an annual gross basic salary (on the basis of full-time employment) in excess of (British pound)50,000;

         "Subsidiaries" means all the companies details of which are set out in Schedule 3 and "Subsidiary" means any of them;

         "TCGA" means Taxation of Chargeable Gains Act 1992;

         "Taxation" or "Tax" has the meaning given to it in the Tax Deed;

         "Tax Authority" has the meaning given to it in the Tax Deed;

         "Tax Claim" means any claim by any of the Purchasers against any of the Sellers pursuant to the Tax Deed or for breach of the Tax Warranties;

         "Tax Deed" means the tax deed dated the date of this agreement between the Sellers and the Purchasers;

         "Taxes Act" means Income and Corporation Taxes Act 1988;

         "Tax Warranties" means those warranties in Part D of Schedule 5;

         "Transaction" means the acquisition by each of the Purchasers of the relevant Sale Shares;

         "UK GAAP" means generally accepted accounting principles and practices in the United Kingdom;

         "VATA" means the Value Added Tax Act 1994;

         "Warranties" means the warranties contained in Schedule 5 and "Warranty" means anyone of them; and

         "Warranty Claim" means any claim by the Purchasers in connection with the Warranties.

1.2 In this agreement any reference, express or implied, to an enactment includes references to:

         (a) that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);

         (b) any enactment which that enactment re-enacts (with or without modification); and

         (c) any subordinate legislation made (before or after signature of this agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above;

         and "enactment" includes any legislation in any jurisdiction.

1.3 Where any expression is qualified by the expression "so far as the Sellers are aware" or to "the Sellers' knowledge, information and belief" or any similar expression that statement shall be deemed to be made on the basis of the actual knowledge of Warren Tucker and Allan Cook and the knowledge those persons would have if they had made reasonable enquiry of the following persons in relation to the following areas: Steve Webb (all areas), Chris Roberts (all areas), Steve Ratcliffe (Part 1 and sections A, B and C of Part 2 of Schedule
         5), Chris Watford (section F of Part 2 of Schedule 5) and Ken Morrison (section D of Part 2 of Schedule 5).

1.4 Words denoting persons shall include bodies corporate and unincorporated associations of persons and a reference to a person includes that person's legal personal representatives, successors and permitted assigns.

1.5 Terms defined in the Companies Act 1985, as amended, shall have the same meanings herein.

1.6 In this agreement a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, paragraph or schedule to this agreement.

1.7      In this agreement, a reference to times of the day is to London time.

1.8 In construing this agreement the so-called "ejusdem generis" rule does not apply and accordingly the interpretation of general words is not restricted by (i) being preceded by words indicating a particular class of acts, matters or things; or (ii) being followed by particular examples.

1.9      Clauses 1.1 to 1.8 apply unless the contrary intention appears.

1.10     The headings in this agreement do not affect its interpretation.

2        SALE AND PURCHASE OF THE SALE SHARES

2.1 Subject as provided in this agreement, each of the Sellers shall sell, with full title guarantee on the terms that the same shall be sold free from all Liens or other third party rights of any nature whatsoever, the Sale Shares set opposite its name in Schedule 1, and each of the Purchasers agrees to purchase the Sale Shares set opposite its name in Schedule 1, together with all rights attaching to them at the date of Completion.

2.2 From and after Completion, each of the Purchasers shall be entitled to exercise all rights which are attached or accruing to the Sale Shares set out opposite its name in Schedule 1 including, without limitation, the right to receive all dividends, distributions or any return of capital declared, made or paid with effect from Completion.

2.3 Each Seller covenants that, on or after Completion, it will, at its own cost and expense, execute and do (or procure to be executed and done by and other necessary party) all such deeds, documents, acts and things as the Purchasers may from time to time require in order to vest any of the Sale Shares in the Purchasers or their nominees which are nominated in accordance with clause 8.

2.4 The Purchasers and Sellers shall not be obliged to complete the purchase or sale of any of the Sale Shares unless the purchase and sale of all the Sale Shares is completed simultaneously in accordance with this agreement.

3        CONSIDERATION

3.1 The Consideration for the sale and purchase of the Sale Shares shall be the sum of(British pound)21,250,000 to be paid in cash in accordance with clause 8 and apportioned between the Sellers as provided in Schedule 1.

3.2 If any payment is made by a Seller to the Purchasers under or in respect of any breach of any provision of this agreement (including any payment pursuant to any Claim, including a Tax Claim) the payment shall so far as possible be treated as a reduction in the Consideration and the Consideration shall accordingly be reduced by the amount of such payment.

4        SELLERS' WARRANTIES

4.1 Each Seller jointly and severally warrants to each of the Purchasers that:

         (a) each of the statements set out in Part 1 of Schedule 5 is true and accurate in respect of such Seller and the Sale Shares set opposite its name in Schedule 1; and

         (b) except as fairly disclosed in the Disclosure Letter, each of the statements set out in Part 2 of Schedule 5 is true and accurate.

4.2 Each of the Warranties set out in the several paragraphs of Schedule 5 is separate and independent and, except as expressly provided to the contrary in this agreement, is not limited:

         (a)   by reference to any other paragraph of Schedule 5; or

         (b) by anything in this agreement or the Tax Deed or any other document referred to herein (other than the Disclosure Letter).

4.3 Each of the Sellers agrees with the Purchasers (for itself and as trustee for each Group Company) to waive any rights or claims which it may have against any Group Company or the directors, officers or employees of any Group Company in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or its employees in connection with the giving of the Warranties or the Tax Deed and the preparation of the Disclosure Letter other than in respect of any fraudulent misrepresentation, inaccuracy or omission.

4.4 The Purchasers hereby, and undertake to shall procure that the Group Companies will, waive all rights and claims, in relation to dividend payments on the preference shares in the capital of Westwind UK, which they may have against any director of any Group Company or against any member of the Sellers' Group and covenant not to, and undertake to procure that the Group Companies will not, take any action against any director of any Group Company or against any member of the Sellers' Group in relation thereto.

4.5 Any sum payable to the Purchasers pursuant to a Claim shall be made free and clear of and without deduction for or on account of any Taxation, except to the extent that any such deduction or withholding is required by law. If such Taxation or amounts in respect of such Taxation must be deducted or withheld from any sum payable to the Purchasers pursuant to a Claim, then the Sellers shall pay an additional amount (such amount being referred to as the "gross-up amount") as will ensure that after such deduction or withholding there shall remain a sum equal to the amount that would otherwise have been payable to the Purchasers pursuant to a Claim. To the extent that the Purchaser subsequently obtains any Taxation credit, allowance, repayment or relief as a result of a Seller paying to the Purchaser the gross-up amount, the Purchaser shall pay to the Seller so much of the economic benefit from that Taxation credit, allowance, repayment or relief which the Purchaser has received and retained as does not exceed the gross-up amount.

4.6      If there is a breach of a Warranty and as a result of the breach:

         (a) the value of the Group Company or of its assets are less than it would have been in the absence of the breach; or

         (b) the Group Company incurs a liability which it would not have incurred, or which exceeds the liability it would have incurred, had matters been as warranted; or

         (c)   a Group Company suffers loss, costs or expenses,

         then the Sellers shall pay to the Purchasers by way of damages an amount equal to the resulting diminution of value, or the liability or excess liability, and the loss, costs and expenses (including legal and other professional fees). Nothing in this agreement shall be deemed to relieve the Purchasers from any common law duty to mitigate any loss or damage incurred by it or the Group Companies as a result of any breach of the Warranties.

5        LIMITATIONS OF LIABILITY

5.1 The liability of the Sellers in respect of the Warranties shall be limited as follows:

         (a) the Sellers shall not be liable in respect of any breach of the Warranties if and to the extent that the losses arising from the breach are actually recovered under the Tax Deed or any other provision of this agreement;

         (b) if in respect of any one matter a Tax Claim may be made both under the Tax Warranties and under the Tax Deed, then to the extent that recovery in respect of that Tax Claim is actually made under the Tax Warranties, the amount payable under the Tax Deed in respect of the same matter is reduced accordingly and vice versa;

         (c) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability for which provision is made or falls to be made, or of which the payment or discharge is reflected, in the Accounts;

         (d) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability or obligation which would not have arisen but for a change in legislation or any amendment to, or the withdrawal of, any practice previously published by a Tax Authority, in either case occurring after Completion, in each case with retrospective effect;

         (e) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability or obligation which arises as a result of any change after Completion of the date to which any Group Company makes up its accounts or in the accounting policies and practices of any Group Company or in any change from UK GAAP (or other applicable accountancy standard or practices used by the Group Company) to any other accounting standards or practices;

         (f) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability or obligation which was occasioned by any voluntary act of the Purchasers' Group or any Group Company after Completion save (subject to clause 5.1(m) below) in respect of any Warranty Claim under the environmental warranties set out in paragraph
               A.10 of Part 2 of Schedule 5;

         (g) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability or obligation of which the Purchasers' Group are actually aware at the date of this agreement;

         (h) in the case of a Taxation liability, the Sellers shall not be liable in respect of any Warranty Claim to the extent that it relates to any liability or obligation if any profits or other amount to which the Taxation is attributable were actually received by any Group Company but were not reflected in the Accounts and should have been;

         (i) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it arises or is increased as a result of the failure of any Group Company to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent or to do any other thing under the provisions of any enactment or regulation relating to Taxation after Completion, the making, giving or doing of which was taken into account in computing the provisions for Taxation in the Accounts and either set out in the notes thereto or notified in good time in writing to the Purchaser after Completion;

         (j) the Sellers shall not be liable in respect of any Warranty Claim to the extent it arises as a result of a failure by the Purchaser to comply with Clause 10 (Conduct of Tax Affairs) of the Tax Deed;

         (k) the Sellers shall not be liable in respect of any Warranty Claim to the extent that it would not have arisen but for a material change in the nature or conduct of any trade carried on by any Group Company at Completion, being a material change occurring on or after Completion;

         (l) the Sellers shall not be liable to the Purchasers (taken together) more than once in respect of the same loss; and

         (m) the Sellers shall not be liable in respect of any Warranty Claim under the environmental warranties set out in paragraph
               A.10 of Part 2 of Schedule 5 where such claim arises as a result of:

               (i) any information provided to any regulatory authority by the Purchasers or the Group Companies save (i) as required by law or legislation or (ii) where such information is provided as a direct result of a written request to the Purchasers or the Group Companies for such information by such regulatory authority and neither the Purchasers nor any person acting on their behalf has done anything to incite or encourage such a written request from the relevant authority;

               (ii) any intrusive investigations undertaken at any Relevant Property by or on behalf of the Purchasers (except where demanded of the Purchasers by any regulatory authority or a prospective purchaser of any of the Properties or the Group Companies or in the ordinary course of business of the Group Companies as carried out at the date of this agreement).

5.2 The Purchasers and the Sellers each acknowledge that neither of them are aware of any Warranty Claim arising out of the WSP Environmental UK Ltd., Phase 1 environmental audit in relation to Holton Health Industrial Estate, Poole, Dorset.

5.3      The liability of the Sellers shall also be limited as follows:

         (a) the Purchaser shall not be entitled to recover any damages in respect of any breach or breaches of the Warranties unless (i) the amount of damages in respect of such breach or breaches exceeds in aggregate the sum of (British pound)180,000, in which event the Sellers shall be liable for the whole amount of the liability and not merely the excess and (ii) each individual claim or series of claims arising out of the same matters, facts or circumstances exceeds (British pound)15,000; and

         (b) the maximum aggregate liability of the Sellers under this agreement and the Tax Deed shall not exceed the Consideration.

5.4 The Purchasers shall not be entitled to make any Warranty Claim in respect of any matter fairly disclosed in the Disclosure Letter.

5.5 If after Completion any of the Purchasers or any Group Company becomes aware of a matter which could give rise to a claim under the Warranties (other than in respect of a breach of any Tax Warranty, in which case the claim shall be dealt with in the manner set out in the Tax Deed) the Sellers shall not be liable in respect of the Warranty Claim unless the Purchasers have given written notice of the claim, setting out reasonable particulars of the relevant facts, and, if reasonably practicable the amount claimed, to the Sellers promptly and in any event within three months of any officer of GSI Lumonics, Inc. (the parent undertaking of the Purchasers' Group) becoming aware of such Warranty Claim.

5.6 The Sellers shall cease to have any liability under or in respect of the Warranties:

         (a) on the later to occur of the relevant limitation period and the tenth anniversary of the Completion Date for claims arising under the Warranties in Part 1 of Schedule 5;

         (b) in respect of the Tax Warranties on the seventh anniversary of the Completion Date provided that, in the case of Westwind US or any Subsidiaries subject to Tax in a jurisdiction outside the United Kingdom, on such later date as is six months after the last date on which the Tax Authority which is seeking to impose a Tax to which any Claim relates may do so;

         (c) on the seventh anniversary of the date of Completion in respect of claims under Warranty A.10 (Environmental); and

         (d) on the date 18 months after the Completion Date in respect of all other Warranties,

         except in respect of a Warranty Claim of which the Purchaser gives written notice to the Sellers before the relevant date. The liability of the Sellers in respect of any Warranty Claim shall in any event terminate if proceedings in respect of it have not commenced within six months of service of notice of that Warranty Claim.

5.7 The limitations of liability contained in this clause 5 shall not apply to any liability for any Claim to the extent that the same is attributable to fraud, fraudulent misrepresentation or wilful concealment on the part of the relevant Seller.

5.8 If, at any time after the date of this agreement and before the expiry of three months following Completion the Sellers (or any of them), want to insure their liabilities in respect of claims they shall (notwithstanding any other provision of this agreement) be able to disclose Confidential Information to a prospective insurer subject to the receipt of a confidentiality undertaking from such insurer in form and substance reasonably satisfactory to the Purchasers.

5.9 If a claim for breach of Warranty arises as a result of, or in connection with, a liability or alleged liability to a third party (a "Third Party Claim"), then (except for a liability in relation to Taxation where the provisions of the schedule to the Tax Deed shall apply) at the Sellers' cost in respect of out of pocket expenses (but not, for example, management time);

         (a) the Purchasers shall procure the relevant Group Company to make available to the Sellers such persons and all such information as the Sellers may reasonably require for assessing, contesting, appealing or compromising the Third Party Claim;

         (b) the Purchasers shall procure the relevant Group Company, to the extent reasonably practicable, to consult with the Sellers in relation to the conduct of any appeal, dispute, compromise or defence of the Third Party Claim; and

         (c) the Purchaser shall, and shall procure that the relevant Group Company shall, to the extent reasonably practicable, keep the Sellers informed of the progress of the Third Party Claim.

5.10     This paragraph applies if:

         (a) the Sellers make a payment (excluding any interest on a late payment) in respect of a claim for breach of Warranty (the "Damages Payment"); and

         (b) any Group Company or any Purchaser receives any sum which would not have been received but for the circumstance which gave rise to that claim for breach of Warranty (the "Third Party Sum"); and

         (c) the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and

         (d) the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Purchaser in full for the loss or liability which gave rise to the claim for breach of Warranty in question, such excess being the Excess Recovery.

         If this paragraph applies, the relevant Purchaser shall, promptly on receipt of the Third Party Sum by it or the relevant Group Company, repay to the relevant Seller(s) an amount equal to the lower of (i) the Excess Recovery and (ii) the Damages Payment, after deducting (in either case) all costs incurred by the Purchaser(s) or the relevant Group Company in recovering the Third Party Sum and any taxation payable by the Purchaser(s) or any Group Company by virtue of its receipt.

5.11 Without prejudice to the Purchasers' duty to mitigate any loss in respect of any breach of the Warranties, if in respect of any matter which would otherwise give rise to a breach of the Warranties one of the Group Companies is entitled to claim under any policy of insurance, the amount of insurance monies to which that Group Company actually receives shall reduce pro tanto or extinguish the claim for breach of the Warranties.

6        PURCHASERS' WARRANTIES

6.1      Each of the Purchasers warrants to the Sellers that:

         (a) it has the requisite power and authority to enter into and to perform this agreement and the agreements and deed referred to in this agreement which are to be entered into by the Purchasers or one or more members of the Purchasers' Group;

         (b) it has obtained or satisfied all corporate, regulatory and other approvals, or any other conditions, necessary to execute and complete this agreement and the agreements and deed referred to in this agreement which are to be entered into by the Purchasers or one or more members of the Purchasers' Group;

         (c) this agreement and each of the agreements and the deed referred to in this agreement which are to be entered into by the Purchasers or one or more members of the Purchasers' Group constitute binding obligations of each of the Purchasers and each such member in accordance with its respective terms;

         (d) compliance with the terms of this agreement and the agreements and deed referred to in this agreement which are to be entered into by the Purchasers or one or more members of the Purchasers' Group does not and will not conflict with or constitute a default or a breach under any provision of:

               (i) the Purchasers' or the respective member's memorandum or articles of association or by-laws or equivalent constitutional documents; or

               (ii) any order, judgement, decree or regulation or any other restriction of any kind by which the Purchasers or the respective member is bound or submits; or (iii) any agreement, instrument or contract to which the Purchasers or the respective member is a party or by which it is bound; and

         (e) it is not actually aware of any breach of Warranty by the Sellers.

7        TAX DEED

7.1 The parties to the Tax Deed shall enter into the Tax Deed on Completion.

8        COMPLETION

8.1 Completion shall take place at the offices of Allen & Overy at 40 Bank Street, Canary Wharf, London immediately after the signature of this agreement (or on such later date as the Sellers and the Purchasers may agree in writing).

8.2      At Completion:

         (a) Cobham and Westwind UK shall each sign the bank mandate in respect of the Escrow Account providing that no withdrawals may be made from the Escrow Account without the joint signatures of Cobham and Westwind UK;

         (b) each of the Sellers shall procure the delivery to the Purchasers of:

               (i) duly executed transfers in favour of the relevant Purchaser or its nominee(s) of all the Sale Shares shown opposite its name in Schedule 1;

               (ii) the share certificates representing such Sale Shares (or an express indemnity in a form reasonably satisfactory to the Purchasers in the case of any found to be missing); and

               (iii)  the Tax Deed duly executed by the Sellers;

         (c)   the Sellers shall procure the delivery to the Purchasers of:

               (i) the certificate of incorporation, common seal, minute books and share certificate books of Westwind UK;

               (ii) duly executed transfers of each share in a Subsidiary as is not registered in the name of the Company or a member of the Group in favour of the Purchasers or as it may direct together with the relevant share certificates; and

               (iii) the resignation of Warren Tucker and Allan Cook as directors of Westwind UK in each case acknowledging under seal that they have no claim against any member of the Group whether for loss of office or otherwise; and

         (d) Each of the Sellers shall procure that a board meeting of the Companies are held at Completion at which it is resolved that:

               (i) such persons as the Purchasers nominate are appointed as additional directors and the secretary of that member of the Group;

               (ii) if relevant, the transfers referred to in paragraph (a) above (subject only to their being duly stamped) are approved for registration; and

               (iii) its bank mandates are revised in such manner as the Purchasers require.

8.3 Upon completion of all the matters (or waiver by the Purchasers thereof) referred to in clause 8.2 the Purchasers shall:

         (a) subject to clause 11.11 pay into the Escrow Account an amount of (British pound)3,000,000 of the Consideration (the "Escrow Amount");

         (b) pay the remainder of the Consideration to the relevant Sellers apportioned between them as provided in Schedule 1, such payment to be made by transfer of funds to Cobham receipt of which shall be a valid discharge of the Purchasers' obligations under this sub-clause;

         (c) deliver to the Sellers a duly executed counterpart of the Tax Deed; and

         (d) as evidence of the authority of each person executing a document referred to in this clause 8 on the Purchasers behalf an extract of the minutes of a duly held meeting of the directors of the Purchasers (or a duly constituted committee thereof) authorising the execution by the Purchasers of the document and, where such execution is authorised by a committee of the board of directors of the

               Purchasers, an extract of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof certified to be a true extract by a director or the secretary of the Purchasers.

8.4 If any foregoing provisions of this clause 8 is not fully complied with, the Purchasers, in the case of non-compliance by the Sellers, or the Sellers in the case of non-compliance by the Purchasers, shall be entitled (in addition to, and without prejudice to, all other rights or remedies available to it, including the right to claim damages) by written notice to the Sellers or, as the case may be, the Purchasers, served on such date:

         (a)   to elect to terminate this agreement; or

         (b) to effect Completion so far as practicable having regard to the defaults which have occurred; or

         (c) to fix a new date for Completion in which case the foregoing provisions of this sub-clause shall apply to Completion as so deferred.

9        GUARANTEES AND LOAN ACCOUNTS

9.1 The Purchasers shall use all reasonable endeavours to procure that on Completion, or as soon as reasonably practicable following Completion, each member of the Sellers' Group is released from all guarantees and indemnities given, if any, by it in respect of obligations of any of any Group Company and, pending such release, the Purchasers shall indemnify the Sellers (for themselves and as trustees on behalf of the relevant members of the Sellers' Group) against all liabilities under those guarantees and indemnities.

9.2 Each of the Sellers shall use all reasonable endeavours to procure that on Completion, or as soon as reasonably practicable following Completion, each of the Group Companies is released from all guarantees and indemnities given by it in respect of obligations of each Seller and/or any member of the relevant Sellers' Group and, pending such release, each of the Sellers shall indemnify the relevant member of the Group against all liabilities under those guarantees and indemnities.

9.3 The Purchasers shall procure that immediately on Completion the Group Loans representing amounts due from the Group Companies to the Sellers' Group are repaid on behalf of the Group Companies to Cobham on behalf of the relevant members of the Sellers' Group.

9.4 Cobham shall procure that immediately on Completion the Group Loans representing amounts due from the Sellers' Group to the Group Companies are repaid on behalf of the Seller's Group to the relevant Group Company.

9.5 The repayment of the Group Loans under this clause shall serve to satisfy all outstanding indebtedness between the Sellers' Group and the Group Companies and to release all outstanding liability between them.

9.6 The Purchasers shall procure that on Completion the Group Companies repay any indebtedness including any term loans and overdrafts (and interest thereon) owed by the Group Companies to Barclays Bank plc in respect of which any member of the Sellers' Group has provided a guarantee or indemnity.

10       PROTECTIVE COVENANTS

10.1 Each Seller covenants with each of the Purchasers for itself and as trustee for each Group Company that it shall not, and shall procure that no member of the Sellers' Group shall, directly or indirectly:

         (a) for a period of five years from Completion be concerned in any business which is competitive with the Restricted Business, or any part of it, carried on by a Group Company at Completion; or

         (b) for a period of five years from the date of this agreement, directly induce or attempt to induce any director (other than a director resigning at Completion), or employee of a Group Company who is in receipt of an annual gross basic salary (on the basis of full-time employment) in excess of (British pound)25,000 to leave the employment of, or relationship with, that Group Company or enter into any employment or services agreement with a Seller or a member of the Sellers' Group (otherwise than in response to a newspaper or trade advertisement); or

         (c) make use of or (except as required by law or any competent regulatory body or stock exchange) disclose or divulge to any third party any Confidential Information of a secret or confidential nature relating to the business of any Group Company; or

         (d) for a period of five years from Completion, carry on the Restricted Business or canvass or solicit orders for services or goods being provided by any Group Company at Completion from any person, firm or company who is at Completion a customer of any Group Company; or

         (e) use or allow to be used any trade-mark, trade name, sign, logo or other Intellectual Property Rights owned by a Group Company at Completion or anything confusingly similar to them (but only in relation to the use of their own name) in any matter which is directly competitive with the Restricted Business.

10.2 For the purpose of this clause, a Seller is concerned in a business if it carries it on as a principal or agent or if it has any direct or indirect financial interest as a shareholder in any person who carries on the business. However, nothing contained in this agreement shall preclude or restrict any Seller from holding, as a passive investor and together with the holdings of all other members of the Sellers' Group in such company, not more than five per cent. of the issued share capital of any company.

10.3 The restrictions in subclause 10.1 shall not apply (or as the case may be shall cease to apply) insofar and to the extent that any member of the Sellers' Group after Completion acquires any company or business and, as a result of that acquisition, acquires a company or business which falls within the terms of the subclause 10.1 (the "Relevant Interest") provided that:

         (a) the acquisition of the Relevant Interest is not the principal reason for such acquisition; and

         (b) the Relevant Interest represents less than 10 per cent. of the total consolidated turnover of the company or business being acquired.

10.4 Each of the restrictions in each paragraph or sub-clause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid.

10.5 If any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

10.6 The Sellers acknowledge that the above provisions of this clause are no more extensive than is reasonable to protect the Purchasers as the purchasers of the Sale Shares.

10.7 Each of the Sellers shall use all reasonable efforts for five years following Completion to direct to the Purchasers all future sales and other opportunities it receives with respect to the Restricted Business.

11       THE ESCROW

11.1 The Escrow Amount shall be paid at Completion into the Escrow Account subject to clause 11.11 and the balance of the Escrow Account from time to time, excluding for the avoidance of doubt amounts paid to the Purchasers under this clause 11, shall be held on trust for the Sellers absolutely.

11.2 The Escrow Amount less the aggregate sum of all paid Claims (the "Escrow Account Release") shall be paid from the Escrow Account to the Sellers in accordance with this clause 11 on the date 18 months after the Completion Date (provided that, however, if that day is not a Business Day, payment shall be made on the first day which is a Business Day after that date) (the "Escrow Account Release Date"), unless prior to the Escrow Account Release Date the Purchasers have given notice to the Sellers of a Claim which in the written opinion of a Queens Counsel which has been provided to the Sellers is more likely to succeed than not which as at that date is or are not settled (a "Potential Claim") and, in which event a sum equal to the Purchasers reasonably estimated amount of such Claim or Claims shall be retained in the Escrow Account pending settlement of such Claim or Claims, in which case the amount of the reasonably estimated amount of such Claim or Claims shall be deducted from the Escrow Account Release and the remaining sum (if any) after such deduction shall be released to the Sellers on the Escrow Account Release Date. If proceedings in respect of the Potential Claim have not commenced within six months of service of notice of that Claim, the Potential Claim shall be disregarded and, if a sum is held in the Escrow Account after the Escrow Account Release Date in respect of that Potential Claim, that sum shall be released to the Sellers on the first Business Day following expiry of the six month period.

11.3 Any sum which is retained pursuant to the Claim or Claims shall be paid to the Sellers on the first Business Day following settlement of such Claim or Claims (and if there is more than one Claim, the amount retained in the Escrow Account for each Claim shall be dealt with and released separately for this purpose forthwith upon settlement of the relevant Claim).

11.4 If any amount becomes due to the Purchasers in respect of a Claim (each an "Escrow Claim") prior to the Escrow Account Release Date as a result of that Escrow Claim being settled in accordance with clause
         11.5 below:

         (a) that amount (or where the balance of the Escrow Account is less than that amount, that lesser amount) shall be paid to the Purchasers out of the Escrow Account unless otherwise recovered by the Purchasers from the Sellers; and

         (b) the Sellers and the Purchasers shall promptly (and for the avoidance of doubt within five Business Days of the date on which the entitlement arises) instruct the bank holding the Escrow Account to pay the relevant sum referred to in clause 11.4(a) from the Escrow Account to the Purchasers; and

         (c) the amount of the Escrow Amount payable to the Sellers under clause 11.2 shall be reduced by an amount being no greater than the amount due to the Purchasers under any such settlement.

         For the avoidance of doubt, if the Escrow Amount otherwise payable to the Sellers is reduced by any amount in respect of an Escrow Claim paid to the Purchasers pursuant to this clause, the Purchasers shall not be entitled to receive the same amount from the Sellers pursuant to any other clause of this agreement. The Sellers' liability in respect of the Claims under the Warranties shall not be limited by the amount of money standing to the credit of the Escrow Account from time to time. 11.5 For the purposes of this clause 11 an Escrow Claim shall be regarded as settled if:

         (a)   the Sellers and the Purchasers shall so agree in writing; or

         (b) a court has awarded judgement in respect of the Escrow Claim and the period for lodging an appeal has expired without an appeal having been lodged or no appeal is possible; or

         (c) a Tax Authority has given its final determination in respect of any tax issue which is the subject of a Claim and that determination is not being appealed under clause 6 of the Tax Deed; or

         (d)   the Escrow Claim is withdrawn; or

         (e) the Sellers are not, or are no longer, liable in respect of the Claim under the provisions of this agreement or the Tax Deed.

11.6 Interest on the Escrow Account shall accrue from time to time on the balance of the amounts standing to the credit of the Escrow Account and shall be paid monthly to the Sellers.

11.7 When an amount of the principal monies in the Escrow Account is paid to the Purchasers or the Sellers in accordance with the provisions of this agreement, interest earned or accrued on such amount which has not been paid out pursuant to clause 11.6 shall be paid to the Sellers, at the time of payment of such amount.

11.8 The Sellers and the Purchasers shall procure the payment of all amounts from the Escrow Accounts in accordance with this agreement.

11.9 If, in the event of a dispute between the Purchasers and the Sellers in respect of any payment due under this clause 11, payment may only then be made in accordance with an order of a court of competent jurisdiction and on the making of such order the Purchasers and Sellers shall give instructions to effect such transfer.

11.10 The Sellers and the Purchasers acknowledge that any disputes between them in relation to the Escrow Account shall be dealt with in accordance with the provisions of this agreement.

11.11 In the event that the Escrow Account is not properly established at Completion the Escrow Amount will be held in the client account of Allen & Overy to the Sellers' order pending the proper establishment of the Escrow Account. The parties will use their best endeavours to establish the Escrow Account forthwith after Completion and as soon as is practical after the proper establishment of the Escrow Account, the Sellers will procure that the Escrow Amount is paid into the Escrow Account from the Allen & Overy client account.

12       ANNOUNCEMENTS AND CONFIDENTIALITY

12.1 No party shall make or permit any person connected with it to make any announcement concerning this sale and purchase or any ancillary matter referred to in clause 12.2 before, on or after Completion except with the prior written approval of the Sellers (in the case of an announcement by the Purchasers) and the Purchasers (in the case of an announcement by the Sellers), such approval not to be unreasonably withheld or delayed.

12.2 The ancillary matters referred to in clause 12.1 include all information received or obtained as a result of entering into, or performing, this agreement which relates to:

         (a)   the provisions of this agreement;

         (b)   the discussion or negotiations relating to this agreement;

         (c)   the subject matter of this agreement; or

         (d)   the other parties or their group undertakings,

         not being information for which provision is made in clause 12.3.

12.3 Clauses 12.1 and 12.2 shall not prevent the disclosure of information:

         (a) to the extent required by law or regulation or stock exchange but in those circumstances the party required to make such disclosure shall give to the other parties prompt written notice where practicable and lawful to do so before it occurs so that such disclosure shall be made after consultation with the other parties (so far as is reasonably practicable) and after taking into account (to the extent reasonably practicable) the reasonable requirements of the other parties as the timing, contents and manner of making or dispatch or so that such other parties shall have sufficient opportunity to avoid disclosure through appropriate legal means;

         (b) to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by any person; or

         (c) to professional advisers, to the extent required for the purpose of the businesses of the person providing it or the Group Companies and subject to equivalent undertakings of confidentiality or to a tax authority in connection with the tax affairs of the disclosing party or a member of its group.

12.4 Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the parties relating to the tax treatment and tax structure, beginning on the earliest of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction, or (iii) the date of the execution of an agreement (with or without conditions) to enter into the transaction, provided, however, that none of the parties (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including if not relevant to understanding the tax treatment and tax structure of the transaction, the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

13       INTEREST

If any sum due for payment under this agreement is not paid on the due date the party in default shall pay interest on that sum from the due date until the date of actual payment calculated on a day to day basis at a rate equal to the aggregate of 2 per cent. per annum above the base rate of Barclays Bank PLC for the time being unless expressly provided to the contrary in this agreement.

14       NOTICES

14.1 Any notice or other communication to be given under this agreement shall be in writing and signed by or on behalf of the party giving it and may be served by delivering it by hand or sending it by facsimile (with a confirmatory postal notice) to the address and for the attention of the relevant party set out in this clause 14 (or otherwise notified from time to time hereunder). Any notice so served shall be deemed received:

         (a)   in the case of delivery by hand, when delivered; and

         (b) in the case of facsimile, 12 hours after the time of dispatch subject to confirmation of its transmission being recorded by the sender's fax machine and the dispatch of the postal confirmation within 24 hours thereafter.

         Provided that any such notice or communication which would otherwise be deemed to be given or made outside working hours shall be deemed to be given or made at the start of working hours in London on the following Business Day.

14.2 The addresses of the parties for the purpose of this clause 14 are as follows:

         The Sellers:
         -----------

                               C/o Cobham plc,
                               For the attention of: the Company Secretary

         Address:              Brook Road, Wimborne, Dorset BH21 2BJ, England

         Fax:                  +44 (0) 1202 840 523

         Required copy to:     Allen & Overy
                               One New Change, London EC4M 9QQ
                               For the attention of: Richard Browne

         Fax:                  +44 (0) 20 7330 9999


         The Purchasers:

                               GSI Lumonics Inc.,
                               For the attention of: Tammy Ghanem,
                                                     General Counsel

         Address:              39 Manning Road, Billerica, MA 01821, USA

         Fax:                  001 978 663 9466

         Required copy to:     Skadden, Arps, Slate, Meagher & Flom (UK) LLP
                               40 Bank Street, Canary Wharf, London E14 5DS
                               For the attention of: Allan Murray-Jones

         Fax:                  +44 (0) 20 7519 7199

14.3 In proving service it shall be sufficient to prove that the envelope containing the notice or communication was properly addressed and delivered to the address shown thereon, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the addressee having received the same.

14.4 Any of the Sellers or the Purchasers may notify the other of any change to its name, address or facsimile number for the purpose of this clause 14, provided that such notice shall only be effective on:

         (a) the date specified in the notice as the date on which the change is to take effect; and

         (b) if no date is so specified or the date specified is less than three Business Days after which such notice was given (or deemed to be given) the day following three Business Days after the notice was given or deemed to be given.

15       RESOLUTIONS AND WAIVERS

15.1 In relation to each Group Company the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985 or applicable law, or such Group Company articles of association, by-laws or equivalent documents and each shall procure the giving of all waivers or consents as are necessary under any other agreement or obligation affecting it, in any such case to vest the Sale Shares in the Purchasers (including, without limitation, voting to remove any director who does not approve the transfer of the Sale Shares).

15.2 Each of the Sellers waives, (and shall procure the waiver by his nominee(s) of) all rights of pre-emption which he (or such nominee(s)) may have (whether under the Companies articles of association, by-laws or equivalent documents or otherwise) in respect of the transfer to the Purchasers or their nominee(s) of the Sale Shares or any of them.

16       GENERAL

16.1 Each of the obligations, covenants, Warranties and undertakings given to the Purchasers set out in this agreement and the Tax Deed which is not fully performed at Completion shall not be affected by Completion, except to the extent waived or released by a specific and duly authorised written waiver or release by the Purchasers.

16.2 Unless otherwise expressly stated all payments to be made under this agreement shall be made in sterling to such account as the receiving party directs by notice to the paying party.

16.3 None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all of the parties except that the Purchasers may assign the benefit of this agreement (in whole or in part) to another member of the Purchasers' Group subject to the assignee agreeing, for the benefit of the Sellers, not to assign the benefit of this agreement (in whole or in part) and provided that if the assignee ceases to be a member of the Purchasers' Group then immediately prior to such event all rights assigned to that assignee shall be deemed to have been transferred back to the assigning Purchaser. No such assignment shall result in any increased liability to any Seller.

16.4 Any time, date or period referred to in this agreement may be extended by mutual agreement in writing between the Purchasers and the Sellers but as regards any time, date or period originally fixed or so extended, time shall be of the essence.

16.5 Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement including without limitation fees of solicitors, financial advisers and accountants.

16.6 This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

16.7 Except in respect of the rights of the directors of the Group Companies under clause 4.4 a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. The consent of any person who is not a party to this agreement shall not be required to amend or terminate this agreement.

16.8 If any term in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or part shall to that extent be deemed not to form part of this agreement but the legality, validity or enforceability of the remainder of this agreement shall not be affected.

16.9 No variation of this agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this agreement.

16.10 The Purchasers shall not be entitled to rescind this agreement after Completion in any circumstances.

17       WHOLE AGREEMENT

17.1 This agreement and the documents referred to in it to be executed by one or more of the parties in connection with the Transaction contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

17.2 Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those warranties expressly set out in this agreement) made by or on behalf of any other party before the signature of this agreement including, without limitation, during the course of negotiating this agreement. Each of the parties waives all rights and remedies which, but for this clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this clause shall limit or exclude any liability for fraud.

18       GOVERNING LAW

18.1 This agreement is governed by, and shall be construed in accordance, with English law.

18.2 Each of the parties submits to the exclusive jurisdiction of the English courts for all purposes relating to this agreement.

18.3 FRH hereby irrevocably appoints Cobham as its agent to accept service of process in England in any legal action or proceedings arising out of this agreement, service upon whom shall be deemed completed whether or not forwarded to or received by FRH. FRH shall promptly notify the Purchasers, in writing, of any change of address of its process agent within 25 days. If such process agent ceases to be able to act as such or to have an address in England, FRH irrevocably undertakes to appoint a new process agent in England reasonably acceptable to the Purchasers and to deliver to the Purchasers as soon as practicable a copy of a written acceptance of appointment by the new process agent.

18.4 The US Purchaser, hereby irrevocably appoints the UK Purchaser as its agent to accept service of process in England in any legal action or proceedings arising out of this agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the US Purchaser. The US Purchaser, shall promptly notify the Sellers, in writing, of any change of address of its process agent within 25 days. If such process agent ceases to be able to act as such or to have an address in England, the US Purchaser, irrevocably undertakes to appoint a new process agent in England reasonably acceptable to the Sellers and to deliver to the Sellers as soon as practicable a copy of a written acceptance of appointment by the new process agent.

18.5 Nothing in this agreement shall affect the right to serve process in any other manner permitted by law.

18.6 The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

18.7 Each party waives any right it may have to a jury trial of any claim or cause of action in connection with this agreement. This agreement may be filed as a written consent to trial by court.

19       SELLERS' REPRESENTATIVE

19.1 Each Seller hereby authorises Cobham to take any action and receive all notices on its behalf as anticipated pursuant to this Agreement.

19.2     Each Seller agrees:

        (i) to indemnify the Sellers' Representative in respect of any loss, claim or expense incurred by the Sellers' Representative arising from acts taken by him pursuant to clause 19.1; and

        (ii) to hold harmless the Sellers' Representative in respect of any loss, claim or expense incurred by the Sellers' Representative from acts taken by him pursuant to clause 19.1 or omission in each case or on an after-tax basis.

AS WITNESS the hands of the parties or their duly authorised officers on the date first written on page 1 of this agreement.

SIGNED BY                                   )   /s/ Warren Tucker
COBHAM PLC                                  )   Warren Tucker
acting by a duly authorised representative  )
in the presence of:-                        )   /s/  Alun Eynon-Evans
                                                Alun Eynon-Evans



SIGNED BY                                   )   /s/ Warren Tucker
FR HOLDINGS INC                             )   Warren Tucker
acting by a duly authorised representative  )
in the presence of:-                        )   /s/  Alun Eynon-Evans
                                                Alun Eynon-Evans



SIGNED BY                                   )   /s/ Warren Tucker
LOCKMAN INVESTMENTS LIMITED                 )   Warren Tucker
acting by a duly authorised representative  )
in the presence of:-                        )   /s/  Alun Eynon-Evans
                                                Alun Eynon-Evans



SIGNED BY                                   )   /s/ Charles Winston
GSI LUMONICS LIMITED                        )   Charles Winston
acting by a duly authorised representative  )
in the presence of:-                        )   /s/ Paul Criswell Esq.
                                                Paul Criswell Esq.



SIGNED BY                                   )   /s/  Charles Winston
GSI LUMONICS, CORPORATION                   )   Charles Winston
acting by a duly authorised representative  )
in the presence of:-                        )   /s/ Mona Bieler
                                                Mona Bieler

                                                               Exhibit 99.1

                                 PRESS RELEASE


GSI Lumonics Announces Acquisition of Westwind Air Bearings

Billerica, MA (December 10, 2003) GSI Lumonics Inc. (Nasdaq: GSLI and TSX:
LSI) has completed the acquisition of Westwind Air Bearings Limited, (Westwind), its subsidiaries and outstanding shares from Cobham plc, an English company. The all-cash purchase price was (British pound)21,250,000 or approximately US$37million.

With over thirty years of experience, Westwind Air Bearings is widely recognized as the world leader in the design, manufacture and supply of high precision rotary motion components based on its proprietary air bearing spindle technology. This technology provides enabling components in several key markets for GSI Lumonics, including PCB drilling, semiconductor manufacturing, optical scanning, and imaging for both medical and reprographics.

Charles Winston, GSI Lumonics' President and Chief Executive Officer said, "The Westwind acquisition is consistent with the Company's stated strategy of expanding its product lines and technology in the laser and precision motion components business groups. Westwind's high precision rotary motion technology and products strengthen our position in the electronics manufacturing and optical scanning markets at a time when these markets are recovering. It is expected that this acquisition will be accretive to earnings during 2004".

About Westwind:
     o Annual revenues: (British pound)15M or approximately US$23 million in 2002. The Company expects revenues to be approximately US$31 million for the full year 2003, based on present performance.
     o    Net assets:(British pound)16M or approximately US$26 million in 2002.
     o Location: Principal operations are based in Poole, England. It has a manufacturing and service facility in Shuzhou China and sales and service offices in the United States and Japan.
     o    Workforce: 350 employees.

GSI Lumonics will host a conference call for investors to discuss this acquisition at 6 p.m. EST on Wednesday, December 10, 2003. To participate, call 800-901-5231 (within the US and Canada) no earlier than 5:50 p.m. EST and no later than 5:55 p.m. EST and identify yourself to the operator with the participant code 46557792. For international callers, call 617-786-2961 with the same participant code. A replay of the call will be available from one hour after the call ends to midnight, December 28, 2003 at 888-286-8010. For international callers, the replay is available at 617-801-6888. The access code is 48981410.

The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to: http://www.firstcallevents.com/service/ajwz394813945gf12.html at least 15 minutes prior to the call in order to register, download and install any necessary software. The call will be archived on the above web site until midnight, December 28, 2003.

----------------------

GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (LSI).

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

For more information contact:
Investor Relations, 613-224-4868, Ann Dempsey, (ext. 5632)